Exhibit 99.2

Omeros Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

On December 23, 2021, Omeros Corporation (“Omeros” or the “Company”) closed on an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rayner Surgical Inc. (the “Purchaser”) and Rayner Surgical Group Limited, as parent guarantor, pursuant to which Omeros agreed to sell, and the Purchaser agreed to purchase, the Company’s commercial product OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1% / 0.3% and certain related assets including inventory and prepaid expenses (the “Transaction”). The unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 assumes that the Transaction occurred as of September 30, 2021. The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2021 and for the years ended December 31, 2020, December 31, 2019 and December 31, 2018 reflect the Company’s results of operations as if the Transaction had occurred on January 1, 2018. The unaudited pro forma condensed consolidated financial information should be read together with the Company’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the year ended December 31, 2020 and its Form 10-Q for the three and nine months ended September 30, 2021.

The unaudited pro forma condensed consolidated financial statements are presented based on information currently available, are intended for informational purposes only, are not intended to represent what the Company’s consolidated statements of operations and balance sheet actually would have been had the Transaction occurred on the date indicated above and do not reflect all actions that may be undertaken by the Company after the closing of the Transaction. In addition, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the Company’s results of operations and financial position for any future period.

The “Historical Omeros (as reported)” column in the unaudited pro forma condensed consolidated financial statements reflects the Company’s historical condensed consolidated financial statements for the periods presented and does not reflect any adjustments related to the Transaction.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma condensed consolidated financial statements was based on available information and assumptions that Omeros management believes are reasonable, that reflect the impacts of events directly attributable to the Transaction that are factually supportable and, for purposes of the condensed consolidated statements of operations and comprehensive loss, are expected to have a continuing impact on Omeros. The pro forma adjustments may differ from those that have been or will be calculated to report the OMIDRIA asset sale as a discontinued operation in Omeros’ historical and future filings, and do not reflect future events that may occur after the separation.

OMEROS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2021

(In thousands, except share and per share data)

(unaudited)

	Historical Omeros	Pro Forma		Pro Forma
	(as reported)	Adjustments (A)	Notes	Omeros
ASSETS
Current assets:
Cash and cash equivalents	$7,415	$122,063	(B)	$129,478
Short-term investments	42,957	—		42,957
Receivables, net	33,898	(33,624)	(C)	274
Inventory	712	(491)	(D)	221
Prepaid expense and other assets	6,367	(172)	(D)	6,195
OMIDRIA contract asset – short-term	—	34,092	(E)	34,092
Total current assets	91,349	121,868		213,217
Property and equipment, net	1,831	—		1,831
Right of use assets	29,039	—		29,039
Restricted investments	1,054	—		1,054
Advanced payments, non-current	157	—		157
OMIDRIA contract asset	—	150,980	(E)	150,980
Total assets	$123,430	$272,848		$396,278

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$10,026	$(621)	(F)	$9,405
Accrued expenses	27,700	(10,211)	(G)	17,489
Current portion of lease liabilities	5,092	—		5,092
Total current liabilities	42,818	(10,832)		31,986
Lease liabilities, non-current	30,291	—		30,291
Unsecured convertible senior notes, net	313,018	—		313,018

Shareholders' equity/(deficit):
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized; none issued and outstanding at September 30, 2021	—	—		—
Common stock, par value $0.01 per share, 150,000,000 shares authorized at September 30, 2021 and December 31, 2020; 62,542,268 and 61,671,231 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively.	625	—		625
Additional paid-in capital	700,433	1,674	(H)	702,107
Accumulated equity/(deficit)	(963,755)	282,006	(I)	(681,749)
Total shareholders' equity/(deficit)	(262,697)	283,680		20,983
Total liabilities and shareholders' equity/(deficit)	$123,430	$272,848		$396,278

OMEROS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Nine Months Ended September 30, 2021

(In thousands, except share and per share data)

(unaudited)

X`x`
	Historical Omeros	Pro Forma		Pro Forma
	(as reported)	Adjustments (A)	Notes	Omeros

Revenue:
Product sales, net	$79,889	$(79,889)	(J)	$—

Costs and expenses:
Cost of product sales	938	(938)	(J)	—
Research and development	91,358	(2,849)	(K)	88,509
Selling, general and administrative	60,474	(17,212)	(K)	43,262
Total costs and expenses	152,770	(20,999)		131,771
Loss from operations	(72,881)	(58,890)		(131,771)
Interest expense	(14,719)	—		(14,719)
Other income	1,214	—		1,214
Loss before income taxes	(86,386)	(58,890)		$(145,276)
Income tax benefit	—	—		—
Net loss from continuing operations	$(86,386)	$(58,890)	(L)	$(145,276)

Basic and diluted net loss per share from continuing operations	$(1.39)			$(2.33)
Weighted-average shares used to compute basic and diluted net loss per share from continuing operations	62,267,557			62,267,557

OMEROS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2020

(In thousands, except share and per share data)

(unaudited)

	Historical Omeros	Pro Forma		Pro Forma
	(as reported)	Adjustments (A)	Notes	Omeros

Revenue:
Product sales, net	$73,813	$(73,813)	(J)	$—

Costs and expenses:
Cost of product sales	902	(902)	(J)	—
Research and development	110,817	(2,997)	(K)	107,820
Selling, general and administrative	72,695	(22,023)	(K)	50,672
Total costs and expenses	184,414	(25,922)		158,492
Loss from operations	(110,601)	(47,891)		(158,492)
Loss on early extinguishment of debt	(13,374)	—		(13,374)
Interest expense	(26,751)	—		(26,751)
Other income	654	—		654
Loss before income taxes	(150,072)	(47,891)		(197,963)
Income tax benefit	12,011	—		12,011
Net loss from continuing operations	$(138,061)	$(47,891)		$(185,952)

Basic and diluted net loss per share from continuing operations	$(2.41)			$(3.25)
Weighted-average shares used to compute basic and diluted net loss per share from continuing operations	57,176,743			57,176,743

OMEROS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2019

(In thousands, except share and per share data)

(Unaudited)

	Historical Omeros	Pro Forma		Pro Forma
	(as reported)	Adjustments (A)	Notes	Omeros

Revenue:
Product sales, net	$111,805	$(111,805)	(J)	$—

Costs and expenses:
Cost of product sales	865	(865)	(J)	—
Research and development	109,696	(3,163)	(K)	106,533
Selling, general and administrative	64,626	(23,512)	(K)	41,114
Total costs and expenses	175,187	(27,540)		147,647
Loss from operations	(63,382)	(84,265)		(147,647)
Interest expense	(22,657)	—		(22,657)
Other income	1,553	—		1,553
Loss before income taxes	(84,486)	(84,265)		(168,751)
Income tax benefit	—	—		—
Net loss from continuing operations	$(84,486)	$(84,265)		$(168,751)

Basic and diluted net loss per share from continuing operations	$(1.71)			$(3.41)
Weighted-average shares used to compute basic and diluted net loss per share from continuing operations	49,523,444			49,523,444

OMEROS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2018

(In thousands, except share and per share data)

(unaudited)

	Historical Omeros	Pro Forma		Pro Forma
	(as reported)	Adjustments (A)	Notes	Omeros

Revenue:
Product sales, net	$29,868	$(29,868)	(J)	$—

Costs and expenses:
Cost of product sales	512	(512)	(J)	—
Research and development	89,860	(3,013)	(K)	86,847
Selling, general and administrative	51,718	(19,897)	(K)	31,821
Total costs and expenses	142,090	(23,422)		118,668
Loss from operations	(112,222)	(6,446)		(118,668)
Loss on early extinguishment of debt	(12,993)	—		(12,993)
Interest expense	(16,252)	—		(16,252)
Other income	1,781	—		1,781
Loss before income taxes	(139,686)	(6,446)		(146,132)
Income tax benefit	12,929	—		12,929
Net loss from continuing operations	$(126,757)	$(6,446)		$(133,203)

Basic and diluted net loss per share from continuing operations	$(2.61)			$(2.74)
Weighted-average shares used to compute basic and diluted net loss per share from continuing operations	48,582,636			48,582,636

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.Background

On December 23, 2021, Omeros closed the transactions contemplated by the Asset Purchase Agreement with the Purchaser and Rayner Surgical Group Limited, as parent guarantor, pursuant to which Omeros agreed to sell, and the Purchaser agreed to purchase, the Company’s commercial product OMIDRIA and certain related assets including inventory and prepaid expenses. In addition, the Purchaser agreed to offer employment to all the Company’s employees dedicated to OMIDRIA, including the OMIDRIA sales force. The Purchaser paid the Company approximately $126.0 million in cash at closing and the Company retained accounts receivable outstanding as of the closing date. In addition, the Purchaser will pay royalties on net sales and a $200.0 million milestone payment if, prior to January 1, 2025, separate payment for OMIDRIA is secured for a continuous period of at least four years.

2.Basis of Presentation

The unaudited pro forma condensed combined financial statements contained herein were prepared in accordance with generally accepted accounting principles in the United States and pursuant to U.S. Securities and Exchange Commission Regulation S-X, and present the pro forma financial position and results of operations based upon the historical consolidated statements of Omeros adjusted to give effect to the OMIDRIA disposition.

3.OMIDRIA Divestiture — Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 and the unaudited pro forma consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2021 and the years ended December 31, 2020, December 31, 2019 and December 31, 2018, include the following adjustments:

(A)  Adjustments made to record the asset sale of OMIDRIA and to remove OMIDRIA revenues, costs and expenses from continuing operations.

(B)  Upfront payment of $125.0 million, plus an additional $0.9 million payment received at closing for inventory of OMIDRIA and related prepaid expenses related to the OMIDRIA operations, less estimated closing costs associated with the Transaction.

(C)  The removal of accounts receivable related to the sales of OMIDRIA.

(D)  Purchase of inventory and prepaid expenses by the Purchaser.

(E)  The probability-adjusted estimated net present value of U.S. OMIDRIA royalties under various scenarios representing the range of potential royalty outcomes for the period from closing, December 23, 2021, through the latest OMIDRIA patent expiration in 2032. The adjustment does not include any amount for the $200.0 million milestone as the payment is dependent on events outside the control of Rayner and Omeros. In addition, the amount does not include any royalties that will become due if Rayner, as planned, elects to launch OMIDRIA outside of the U.S.

(F)  The removal of accounts payable invoices associated with OMIDRIA operations.

(G)  The removal of gross-to-net accruals related to the sales of OMIDRIA and accrued liabilities associated with OMIDRIA operations.

(H)  Fair value of restricted stock units granted to employees transferred to the Purchaser at closing.

(I)   Includes the transaction gain which reflects the upfront fees and royalties from the sale of OMIDRIA.

(J)

Adjustment to remove OMIDRIA revenues and cost of sales from continuing operations. Royalty income representing up to 50% of net product sales is not reflected in the pro forma condensed consolidated statement of operations and comprehensive loss as it is a component of discontinued operations.

(K)  Adjustments to remove salaries, stock-based compensation, commissions, bonus and third-party costs related to OMIDRIA.

(L)	The Company has significant net operating losses available to offset any income taxes that may become due from this Transaction.